Exhibit 16.1

February 22, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Change in Accountants disclosure of Oscar Health, Inc.’s (formerly Mulberry Health Inc.) Form S-1 dated February 22, 2021, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP